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EXHIBIT 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        We have issued our report dated July 11, 2003 accompanying the consolidated financial statements of First Investors Financial Services Group, Inc. and subsidiaries included in the Annual Report on Form 10-K for the fiscal year ended April 30, 2003, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ GRANT THORNTON LLP

Houston, Texas
August 8, 2003

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CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS